UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On February 7, 2013, RealD Inc. (the “Company”) elected Laura J. Alber to serve on the Board of Directors (the “Board”).

Ms. Alber has been elected to serve as a Class I member of the Board commencing February 7, 2013 until the Company’s 2014 annual meeting of stockholders in the summer of 2014 or until her earlier resignation or removal. There was no arrangement or understanding between Ms. Alber and any other person pursuant to which Ms. Alber was selected as a director. Ms. Alber was not appointed to any of the Board’s committees, but will be considered for committee assignments when committee membership is next re-constituted.

In accordance with the Company’s non-employee director compensation program (as described in previously filed proxy materials in connection with the Company’s 2012 annual meeting of stockholders) upon the commencement of Ms. Alber’s service on the Board, Ms. Alber will receive a special one-time restricted stock unit award under the RealD Inc. 2010 Stock Incentive Plan (the “2010 Plan”) for the number of shares equal to $50,000, at a price per share equal to the Company’s stock on the grant date subject to vesting, and in connection with Ms. Alber’s service as a member of the Board, she will be granted an annual restricted stock unit award under the 2010 Plan for the number of shares equal to $135,000 at a price per share equal to the Company’s stock price on the grant date subject to vesting, with her first grant being pro-rated at $67,500 based on the date of her commencement of service on the Board through the date of the Company’s 2013 annual meeting of stockholders.  Thereafter, Ms. Alber will continue to receive equity compensation awards in accordance with the Company’s non-employee director compensation program.  Ms. Alber will also receive an annual cash retainer equal to $35,000 in connection with her service on the Board, with her first annual cash retainer being pro-rated based on the date of her commencement of service on the Board through the date of the Company’s 2013 annual meeting of stockholders.

The election of Ms. Alber was announced in a press release, which is attached to this current report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
99.1	Announcement, dated February 11, 2013, entitled “RealD Appoints Williams-Sonoma CEO Laura J. Alber to its Board of Directors”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

By:	/s/ Craig Gatarz
Craig Gatarz
Executive Vice President, General Counsel and Secretary

Date:  February 11, 2013